SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Alphega Innovations Corp

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-286526	36-5113418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 N Gould St., Ste R.

Sheridan, WY 82801

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 624-3352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 3, 2025, Alphega Innovations Corp. (the “Company”) filed a Current Report on Form 8-K dated October 1, 2025 (the “Original 8-K”), which disclosed, among other events, the resignation of Hung Fong Wang as Chief Financial Officer of the Company. The Company is filing this Form 8-K/A (Amendment No. 1) solely to amend Item 5.02 of the Original 8-K to disclose that Hung Fong Wang also resigned as a member of the Board of Directors of the Company in connection with such events. Except as expressly modified by this Amendment No. 1, the disclosures in the Original 8-K remain unchanged in all respects

Item 5.02Departure of Directors and Certain Officers; Appointment of Certain Directors and Officers.

Item 5.02 of the Original 8-K is hereby amended to include the following additional disclosure:

In connection with the previously disclosed resignation of Hung Fong Wang as Chief Financial Officer of the Company, effective October 1, 2025, Hung Fong Wang also tendered his resignation as a member of the Board of Directors of the Company, effective October 1, 2025. Hung Fong Wang’s resignation as a director was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Further, on October 1, 2025, Shabnoor Shah, a member of the Board of Directors of the Company, was also appointed as Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphega Innovations Corp.

Date:	October 14, 2025	By:	/s/ Luis Carlos Ung
		Name:	Luis Carlos Ung
		Title:	Chief Executive Officer